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EXHIBIT 10.16



                                   AGREEMENT

The parties hereto being EURO TECH (FAR EAST) LTD. (the "Company") and SIDFORD INTERNATIONAL LTD. (the "Consultant") have reached this agreement for Consultant to perform certain services for the Company with its products and markets and to assist with its growth.

         1. TERM. The Company has engaged Consultant as of the 8th day of May, 1996 and Consultant shall continue to perform the services described in this Agreement until the 8th day of May, 1998. Thirty days before the said term expires, the parties shall convene to determine if they wish to renew or terminate this Agreement on mutually acceptable terms.

         2. SERVICES. Consultant will advise the Company in relation to its business and, specifically, shall assist the Company with:

                 (a) Investigating and recommending manufacturers in China and the United States for the Company's products;

                 (b) Assisting the Company in entering into contracts with manufacturers for its products;

                 (c) Locating proposed new products in fields relating to the field of the Company's present business with products that may be useful in the Company's distribution system;

                 (d) Providing recommendations for expanding and improving the Company's sales force and distribution network and assisting with compiling a marketing plan and strategy;

                 (e) Providing recommendations and assisting the Company with overseas manufacturers of products that may be useful in upgrading and adding to the Company's present products;

                 (f) Assisting the Company in negotiating proposals to acquire new products or businesses that the Company may purchase in the future;

                 (g) Reviewing the financial structure of the Company and making recommendations and assisting the Company as to various financial matters including Local Currency financing and Letter of Credit financing;

         3. AUTHORITY. The Consultant shall not have any authority to obligate the Company in any way to any of the services performed by it for the Company. Any authorization to






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Consultant to bind the Company must be in written form and signed by the
Chairman of the Company. The Company may withdraw any such written authority at any time.

         4. COMPENSATION. Consultant shall be paid HK$5,000 upon signing this Agreement and in addition the Consultant should be entitled to purchase up to 100,000 shares of the listed company (listed value) if the Company decides to go public in future at par value.

         5. CONFIDENTIALITY. Unless a written authorization is provided to Consultant, Consultant shall retain in confidence all secret and proprietary information of the Company including all future business plans.

         6.      OTHER PROVISIONS.

                 (a) Amendment can be added to this Agreement which shall have the same legal effect as the Agreement, provided such amendments are written and signed by the parties;

                 (b) Any notice under this Agreement must be written and shall be sent to the parties at their addresses which shall be provided to each other by separate documents;

                 (c)      This Agreement shall be governed by the laws of Hong
Kong.

                 (d) This Agreement takes effect immediately upon the execution of the parties.


         The parties being duly authorized sign this Agreement as follows:

                                         EURO TECH (FAR EAST) LTD.

                                         By:   /s/ T.C. Leung
                                            ___________________________________
                                            T.C. Leung, Chairman
                                            ___________________________________

                                            Print Name and Title

                                            SIDFORD INTERNATIONAL LTD.


                                         By: /s/ Kuai Ying Lian
                                            ___________________________________
                                             Kuai Ying Lian, Director
                                            ___________________________________
                                            Print Name and Title





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                                   AMENDMENT
                                       TO
                                   AGREEMENT

         Amendment dated January 22, 1997 to the agreement by and between Euro Tech (Far East) Ltd. (the "Company") and Sidford International Ltd. (the "Consultant").

                                   WITNESSETH

         WHEREAS, the Company and Sidford entered into an agreement pursuant to which Sidford agreed to provide certain business consulting services to the Company (the "Consulting Agreement"); and

         WHEREAS, the Company and Sidford wish to amend certain of the terms of the Consulting Agreement as hereinafter set forth.

         NOW, THEREFORE, the Consulting Agreement is hereby amended as follows:

         1. Paragraph 4 is hereby amended by deleting that paragraph in its entirety and in its place and stead inserting the following text:

         "4.     Compensation.

         (a) Cash Compensation. Consultant shall be paid the sum of US$5,000 per month for twenty consecutive months with the first such payment to be made on February 1, 1997 (with the deduction of any sums previously paid) and for each of the nineteen following months with each such payment being due on the first day of each month.

         (b) Equity Compensation. On or prior to completion of a proposed United States public offering of the securities (the "IPO") of Euro Tech Holdings Company Limited ("Limited"), the Company will become a wholly-owned subsidiary of Limited. Limited agrees, by its signature at the foot of this document, to grant to Consultant options to purchase 100,000 shares of Limited's common stock. Said options are to be exercisable at a price of $5.50 per share and are to contain the same terms and conditions as Limited's warrants to be sold in the IPO.

         (c) Repurchase of Shares. Pursuant to the Consulting Agreement, Limited previously sold to Consultant 100,000 shares of its common stock for cash consideration of US$1,000. Limited hereby repurchases said shares for the sum of US$1,000 and Sidford hereby surrenders the certificate for said shares with the appropriate power attached thereto permitted transfer of said shares to Limited.

         2. This Amendment shall be deemed a contract under, and shall be governed by and interpreted in accordance with, the laws of Hong Kong.





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         3.      As hereby amended, the Consulting Agreement is in all respects ratified and confirmed. On and after the effectiveness of this Amendment: (a) each reference in the Consulting Agreement to the "Agreement", "hereinafter", "herein", "hereafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Consulting Agreement as amended by this Amendment.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



       EURO TECH (FAR EAST) LTD.  SIDFORD INTERNATIONAL LTD.


By:   /S/ T.C. Leung              By:  /s/ Yclee Nominee Limited by [Illegible]
   _________________________         __________________________________________
   T.C. Leung, Chairman              Print Name:
                                     Print Title:

      EURO TECH HOLDINGS COMPANY LIMITED




By:  /s/ T.C. Leung
   _________________________
    T.C. Leung, Chairman





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